                                                                EXHIBIT (a)(5)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR

                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                       OF

                           FUSION SYSTEMS CORPORATION
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $.01 per share (the "Shares"), of Fusion Systems Corporation, a Delaware corporation (the "Company"), and the associated Rights (as defined in the Offer to Purchase), are not immediately available or time will not permit all required documents to reach Citibank, N.A. (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:
                                 CITIBANK, N.A.

        By Hand:                           By Mail:                           By Overnight Carrier:
     Citibank, N.A.                     Citibank, N.A.                           Citibank, N.A.
 Corporate Trust Window      c/o Citicorp Data Distribution, Inc.     c/o Citicorp Data Distribution, Inc.
  111 Wall Street, 5th                   P.O. Box 7072                           404 Sette Drive
           Floor
New York, New York 10043           Paramus, New Jersey 07653                Paramus, New Jersey 07652
                             Facsimile for Eligible Institutions:
                                        (201) 262-3240
                                     To confirm fax only:
                                        (800) 422-2077

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to ETN Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Eaton Corporation, an Ohio corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 7, 1997 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares (including the associated preferred share purchase rights) indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares: ______________________________________________________________

Certificate No(s). (if available): _____________________________________________

If Share(s) will be tendered by book-entry transfer, check ONE box.

      [ ] The Depository Trust Company

      [ ] Philadelphia Depository Trust Company

Account Number: ________________________________________________________________

Date: __________________________________________________________________________

Name(s) of Record Holder(s) ____________________________________________________
                                 (PLEASE PRINT)

Address(es): ___________________________________________________________________

________________________________________________________________________________
                                                                      (ZIP CODE)

Area Code and Telephone Number(s): _____________________________________________

________________________________________________________________________________

Signature(s): __________________________________________________________________

________________________________________________________________________________

                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, hereby guarantees to deliver to the Depositary at one of its addresses set forth above either the certificates representing all tendered Shares, in proper form for transfer, a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of book-entry delivery of Shares, an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal within three NASDAQ trading days after the date of execution of this Notice of Guaranteed Delivery. A "NASDAQ trading day" is any day on which The Nasdaq Stock Market, Inc.'s Nasdaq National Market is open for business.

Name of Firm: __________________________________________________________________

Address: _______________________________________________________________________

________________________________________________________________________________
                                                                      (ZIP CODE)

Area Code and Telephone Number: ________________________________________________

________________________________________________________________________________
                             (AUTHORIZED SIGNATURE)

Title: _________________________________________________________________________

Name: __________________________________________________________________________
                             (PLEASE TYPE OR PRINT)

Date ________, 1997

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
      DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.